Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)

Daniel R. Bley
U.S. Bank National Association
425 Walnut Stret, CN-WN-06CT
Cincinnati, Ohio 45202
(513)-632-2518
(Name, address and telephone number of agent for service)

COOLEGIATE FUNDING SERVICES EDUCATION LOAN TRUSTS
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization) 100 Riverside Parkway, Suite 125 Fredericksburg, Virginia (Address of Principal Executive Offices)	31-1812121 (I.R.S. Employer Identification No.) 22406 (Zip Code)

STUDENT LOAN ASSET-BACKED NOTES
(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Items 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

        * Incorporated by reference to Registration Number 333-67188.

NOTE

          The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 19th day of December, 2002.

U.S. BANK NATIONAL ASSOCIATION By: /s/ Daniel R. Bley Daniel R. Bley Vice President & Trust Officer

By: /s/ Robert T. Jones
      Robert T. Jones
       Vice President & Trust Officer

Exhibit 6

CONSENT

          In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 19, 2002

U.S. BANK NATIONAL ASSOCIATION By: /s/ Daniel R. Bley Daniel R. Bley Vice President & Trust Officer

By: /s/ Robert T. Jones
      Robert T. Jones
       Vice President & Trust Officer

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2002

($000's)

                                                                 9/30/2002
Assets                                                           ---------------
     Cash and Due From Depository Institutions                     $8,809,794
     Federal Reserve Stock                                                  0
     Securities                                                    28,156,313
     Federal Funds                                                    975,986
     Loans & Lease Financing Receivables                          111,491,144
     Fixed Assets                                                   1,357,049
     Intangible Assets                                              8,242,263
     Other Assets                                                   7,510,862
                                                                ---------------
         Total Assets                                            $166,543,411

Liabilities
     Deposits                                                    $112,901,360
     Fed Funds                                                      2,319,887
     Treasury Demand Notes                                                  0
     Trading Liabilities                                              285,504
     Other Borrowed Money                                          20,829,386
     Acceptances                                                      137,242
     Subordinated Notes and Debentures                              5,696,195
     Other Liabilities                                              5,198,418
                                                                ---------------
     Total Liabilities                                           $147,367,992

Equity
     Minority Interest in Subsidiaries                               $990,010
     Common and Preferred Stock                                        18,200
     Surplus                                                       11,312,077
     Undivided Profits                                              6,855,132
                                                                ---------------
         Total Equity Capital                                     $19,175,419

Total Liabilities and Equity Capital                             $166,543,411

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Daniel R. Bley
       Vice President & Trust Officer

Date: December 19, 2002